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                                                                    Exhibit 99.1


PRESS RELEASE

TUMBLEWEED COMMUNICATIONS CORP. ANNOUNCES COMPLETION OF ACQUISITION OF INTERFACE SYSTEMS, INC.

REDWOOD CITY, CA AND ANN ARBOR, MI --- SEPTEMBER 1, 2000---Tumbleweed Communications Corp., a leading provider of Internet infrastructure for business messaging, (NASDAQ:TMWD) and Interface Systems, Inc., a leading provider of Legacy-to-Internet (L2i) technology, (NASDAQ:INTF) today jointly announced that Tumbleweed completed its acquisition of Interface on September 1, 2000. Under the terms of the merger agreement, each share of Interface common stock has been converted into the right to receive 0.264 of a share of Tumbleweed common stock. Letters of transmittal regarding the procedures to exchange Interface common stock for Tumbleweed common stock will be sent to former Interface shareholders in the near future. As a result of the acquisition, Interface shares will no longer be listed on the NASDAQ stock market's national market.

Interface's industry-leading L2i-TM- suite of legacy data conversion products and services and Tumbleweed's secure channel for electronic statement presentment provide the necessary technologies and services to transform electronic statement delivery and hasten its adoption.

"Tumbleweed IME and Interface's L2i products and services are a powerful combination. Tumbleweed customers now benefit from a comprehensive end-to-end solution for electronic statement presentment: legacy data conversion, personalization, secure e-mail delivery, archival and an automated inquiry/response loop," said Jeffrey C. Smith, President and CEO, Tumbleweed Communications Corp. "Statement presentment is a significant market opportunity for Tumbleweed. Interface's L2i technology will deepen our existing leadership in this critical market."

"Electronic Bill Payment and Presentment (EBPP) vendors have focused on payment rather presentment," continued Smith. "End users want to aggregate statements in their existing e-mail boxes - and businesses want the same thing. They want to build a valuable communications channel by presenting those statements to their customers. Secure e-mail makes this possible. Legacy data conversion automatically extracts the information critical to statements and prepares it to be sent online, which speeds deployment of electronic statement presentment systems. Tumbleweed's primary business goal is to increase the amount of traffic that flows over our secure communications channel. Interface's legacy data conversion services can drive
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substantive additional traffic over Tumbleweed IME."

Interface's industry-leading L2i products and services greatly simplify the process of transforming and using data found in legacy systems into electronic content that is easy to distribute and use online. The L2i products can automatically take information from mainframe print streams and intelligently convert it into formats such as pdf, HTML or XML for use online. Tumbleweed's solutions enable the secure exchange of this information between businesses and users via Tumbleweed Integrated Messaging Exchange-TM- (IME-TM-), a platform and set of applications for creating secure communication channels between a business and its customers, partners and suppliers.

ABOUT TUMBLEWEED COMMUNICATIONS CORP.

Tumbleweed Communications Corp. is a leading provider of advanced e-mail solutions for business communications. Our products and services enable businesses to create and manage secure online communication channels that leverage established e-mail networks and enterprise applications. Tumbleweed Integrated Messaging Exchange is a platform and set of applications for creating secure communications channels between a business and its customers, partners, and suppliers. Tumbleweed Messaging Management System is a comprehensive solution that extends internal e-mail systems to the Internet through centralized security, policy enforcement, filtering and archiving. Used together, Tumbleweed IME and Tumbleweed MMS automatically apply security policies and redirect sensitive e-mail for secure, trackable delivery.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to the potential growth of Tumbleweed and its subsidiaries. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form S-1 filed July 26, 2000, Form S-4 filed August 3, 2000, Form 10-K filed March 30, 2000, and Form 10-Q filed August 14, 2000. Tumbleweed assumes no obligation to update information contained in this press release.

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Tumbleweed is a registered trademark and Integrated Messaging Exchange, IME, and
Messaging Management System (MMS) are trademarks of Tumbleweed Communications Corp.



FOR MORE INFORMATION:


For Press:

Lisa Poulson
Tumbleweed Communications
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650-216-2020
lisa.poulson@tumbleweed.com


For Investors:

Jennifer Ruddock
Tumbleweed Communications
650-216-2129
jennifer.ruddock@tumbleweed.com